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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Tucows Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-74010, 333-106961 and 333-140985) on Form S 8, the registration statement (No. 333-136284) on Form S-3 and the registration statement (No. 333-125843) on Form S-1 of Tucows Inc. of our report dated February 7, 2008, except as to note 13, which is as of February 20, 2008, with respect to the consolidated balance sheets of Tucows Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2007, which report appears in the December 31, 2007, annual report on Form 10-K of Tucows Inc.

        Our audit report in the consolidated financial statements refers to a change in accounting for income tax uncertainties.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
March 28, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm